United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2025

Midland States Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MSBI	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.750% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, $2.00 par value)	MSBIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 24, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of Midland States Bancorp, Inc. (the “Company”), after discussion with management and the Company’s independent registered public accounting firm, Crowe LLP, concluded that the Company’s audited consolidated financial statements as of December 31, 2023 and 2022 and for each year in the three year period ended December 31, 2023, and its unaudited consolidated financial statements as of and for the interim periods ended March 31, 2024 and 2023, June 30, 2024 and 2023 and September 30, 2024 and 2023 (collectively, the “Affected Periods”) should no longer be relied upon because of errors identified in such financial statements, as described below. Similarly, any financial information in the Company’s prior earnings releases, press releases, shareholder communications, investor presentations or other communications that relates to the Affected Periods or the year ended December 31, 2024 should no longer be relied upon. The Company plans to restate the financial statements as of December 31, 2023 and for the years ended December 31, 2023 and 2022 (including an adjustment to beginning shareholders’ equity as of January 1, 2022) and the financial statements as of and for the interim periods in the Affected Periods in its Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”).

The errors relate to the Company’s accounting for loans originated pursuant to third-party loan origination programs. These programs go back as far as 2012. As part of these programs, the third-party provider offered various credit enhancements with respect to loans originated under the programs, including contributions to reserve accounts, yield maintenance and certain other payments. Historically, the Company accounted for all borrower payments and credit enhancement payments under these programs on a single unit or net basis, with all such payments presented as interest income representing the Company’s effective yield on the portfolios. The Company has determined that these payments should instead be accounted for on a separate unit of account or gross basis, with loan yields and interest income recorded at the gross borrower loan rate, and credit losses and associated provisions for credit losses recorded on a gross basis over the life of the loans, and with all credit enhancement payments recorded separately as a credit indemnification derivative.

The changes referenced above are not expected to materially affect the Company’s tangible equity or regulatory capital ratios at December 31, 2024. However, the Company’s net income for the Affected Periods and the year ended December 31, 2024 will be affected by the foregoing changes, due to the timing of when credit losses are provided and potential differences between the expected credit losses and the valuation of the credit indemnification derivatives, and could be affected by the Company’s evaluation of goodwill, as described below.

As a result of the delays in filing and the timing thereof, certain subsequent events have been evaluated and will be recorded in the Company’s audited financial statements for the year ended December 31, 2024. The Company will continue to evaluate subsequent events that occur prior to the date the financial statements for the year ended December 31, 2024 are available to be issued.

The Company is also completing an evaluation of whether there is an impairment to its goodwill, including obtaining valuation information from third parties. An impairment, if determined to exist, would not affect the tangible equity or the regulatory capital ratios of the Company.

In addition, the Company’s management has concluded that there were material weaknesses in internal control over financial reporting relating to the errors described above during the Affected Periods and the year ended December 31, 2024. The Company’s remediation plan with respect to such material weaknesses will be described in the 2024 Annual Report.

Item 7.01.	Regulation FD Disclosure

Update on Previously Announced Plans to Sell Certain Portfolios

As previously disclosed, the Company sold its Lending Point portfolio in December of 2024. In addition, in April 2025, the Company closed a sale of participation interests in consumer loans representing about $330 million, or approximately 89%, of the Company’s GreenSky portfolio. The Company plans to retain the remaining portion of its GreenSky portfolio, which will be serviced by GreenSky under a new servicing arrangement. The Company is also planning to retain its remaining loan portfolios originated under other third-party programs, including a commercial loan portfolio with an aggregate principal balance of approximately $62.3 million at December 31, 2024, which portfolio is subject to a full credit guarantee from a Fortune 500 company, and certain other portfolios that are not significant to the Company’s consolidated balance sheet, individually or in the aggregate.

Planned Announcement of First Quarter 2025 Financial Results

The Company intends to issue an earnings release on or about April 30, 2025 regarding its financial results for the quarter ended March 31, 2025. The earnings release will be abbreviated and will be presented to provide preliminary results of the Company’s financial performance for the first quarter of 2025. Earnings releases are prepared by the Company and are not subject to review or audit by the Company’s independent registered public accounting firm.

Update Regarding 2025 Annual Meeting of Shareholders

The Company plans to schedule its 2025 Annual Meeting of Shareholders after filing the 2024 Annual Report.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 21E of the Exchange Act, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s planned restatement of its consolidated financial statements, the anticipated effects of related changes in the Company’s accounting and its evaluations of goodwill and subsequent events, any remediation plans with respect to material weaknesses in internal control over financial reporting, the Company’s announcement of earnings for the period ended March 31, 2025, the Company’s 2025 Annual Meeting of shareholders, and all other statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this document due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the expected timing and results of the Company’s audit for the year ended December 31, 2024; and the fact that the completion and filing of the 2024 Annual Report has taken, and may continue to take, longer than expected. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the Securities and Exchange Commission. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this document. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2025	Midland States Bancorp, Inc.

	By:	/s/ Eric T. Lemke
Eric T. Lemke
Chief Financial Officer